Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Ultimate Software Group, Inc.:
We consent to the incorporation by reference (i) in the registration statements (No. 333-107527 and No. 333-115894) on Form S-3 of The Ultimate Software Group, Inc. and (ii) the registration statements (No. 333-55985 and No. 333-91332) on Forms S-8 of The Ultimate Software Group, Inc. of our reports dated March 10, 2005, with respect to the consolidated balance sheets of The Ultimate Software Group, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2004, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appears in the December 31, 2004, Annual Report on Form 10-K of The Ultimate Software Group, Inc.

/s/ KPMG LLP
KPMG LLP
Miami, Florida
March 10, 2005

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